Exhibit 99.01

CannaSys CEO Issues Stockholder Letter and Progress Update
DENVER, CO / ACCESSWIRE / April 26, 2016 / CannaSys, Inc. (OTCQB: MJTK), today issued the following Special Letter to Stockholders from its Chief Executive Officer Michael A. Tew.
Dear Stockholders:
It has been several months since our last update and many of the building blocks have been put in place to create new opportunities for CannaSys and our stockholders. I joined CannaSys in July 2015 with the hope of creating one of the most exciting new publicly listed companies in the rapidly expanding cannabis industry. After a career building companies and creating value for stockholders in both public and private markets, I believe the cannabis industry has grown vastly and is truly ready to bloom. I want CannaSys (http://www.cannasys.com) and our stockholders to be at the forefront of that opportunity.
In the last half of 2015, we acquired a minority interest in two privately held companies: Duby, LLC, (https://www.duby.co) a social media property with a global focus on cannabis consumers, and MHB, Inc.( http://soulrabbit.com/mhb-home/), a licensing and branding agency whose licensing representation includes Ziggy Marley (http://ziggymarley.com) and O.penVape (http://www.openvape.com). Our long term goal is to consolidate the business to consumer ecosystem and create a streamlined capability for both retailers and product developers to reach and sell to consumers, and facilitate consumer data analytics through scalable technology applications. We are well on our way to achieving that goal.
On the growth front, we continue to receive incoming demand for our BumpUp Rewards application and our White Label Application is nearing its initial launch. We have additional products in the pipeline for May and June launches. We are also strategically planning to be placed well for November elections where California and other new markets could provide significant new opportunities.
As always, we are currently in the process of evaluating a number of additional acquisition opportunities all of which are at the forefront of the cannabis industry's technology and branding innovations. We believe our network provides us access to some of the industry's most unique businesses and believe our consolidation strategy provides attractive flexibility for potential partners. All of these factors combine to give us some of the best opportunities in this industry.
Finally, we are also aggressively seeking new partnerships for our existing suite of business to business products that we believe can enhance stockholder value through the monetization of legacy businesses. We want to partner with premier organizations in this industry that allow us to not only monetize assets but also create ongoing recurring revenue businesses to enhance long term stockholder value.

We are at yet another inflection point of our corporate transformation, and I am pleased to report that there are exciting times ahead with new partnerships, product launches, and consolidations all on the horizon. As we reinvigorate CannaSys and move in new directions, we have raised our visibility which has and increased our opportunities for growth. It is a pleasure to lead your company into what I believe to be an exciting and rewarding opportunity for stockholders.
Sincerely,

Michael Tew
Chief Executive Officer
For more information please visit: http://www.cannasys.com
About CannaSys, Inc.
CannaSys provides technology services in the ancillary space of the cannabis industry. It is a technology company and it does not produce, sell, or handle in any manner cannabis products. As the current cannabis industry grows and gains momentum around the country, technology needs for the industry have been largely under-served. CannaSys' focus on this niche element of the industry creates many efficient and profitable tools for both industry owners and consumers.
Forward-Looking Statements
The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.
CannaSys, Inc.

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Michael Tew

Chief Executive Officer

(720) 420-1290